Jacksonville Bancorp, Inc. Completes Acquisition of Atlantic BancGroup, Inc. and Oceanside Bank; Also Completes Stock Sale; Announces New Directors

JACKSONVILLE, Fla., Nov. 17, 2010 /PRNewswire-FirstCall/ -- Jacksonville Bancorp, Inc. (Nasdaq: JAXB) ("JAXB"), the bank holding company for The Jacksonville Bank, announced that it has completed its acquisition of Atlantic BancGroup, Inc. ("ATBC") and its wholly-owned subsidiary, Oceanside Bank.  Oceanside Bank has been merged into The Jacksonville Bank but will continue to operate as Oceanside Bank until December 6th.  Under the previously announced terms of the merger, ATBC shareholders are receiving 0.2 shares of JAXB common stock and $0.67 in cash for each share of ATBC common stock.

(Logo:  http://photos.prnewswire.com/prnh/20020410/JAXBLOGO )

(Logo:  http://www.newscom.com/cgi-bin/prnh/20020410/JAXBLOGO )

"We are anxious to get started to build even deeper customer relationships as we combine the best aspects of both companies," said Gilbert J. Pomar, III, President of JAXB and President & CEO of The Jacksonville Bank.

Barry Chandler, former President and CEO of Oceanside Bank, who will serve as the new Jacksonville Beaches President of The Jacksonville Bank, reinforced Gil Pomar's comments and added, "We are extremely excited to join forces.  The Jacksonville Bank's market presence and footprint will encompass the entire Jacksonville metropolitan area now to include the Beaches."

Closing on the same day as the merger was JAXB's sale of $35 million in common stock to four accredited investors headed up by CapGen Capital Group IV ("CapGen").  A total of 3,888,889 shares were issued at $9.00 per share.

Joining the existing JAXB Board of Directors are Donald F. Glisson, Jr., former Chairman of the ATBC Board of Directors, and John P. Sullivan of CapGen.

Price Schwenck, JAXB's CEO and The Jacksonville Bank's Executive Chairman, commented, "The board and management are grateful for the regulatory and shareholder approvals permitting us to move forward with this positive venture which will benefit our customers, employees, stockholders and community."

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

The information presented above may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the expected benefits of the merger between JAXB and ATBC, including future financial and operating results, cost savings, enhanced revenues, the expected market position of the combined company, and the accretion or dilution to reported earnings and to cash earnings that may be realized from the transactions; (ii) statements about JAXB's and ATBC's plans, objectives, expectations and intentions and other statements that are not historical facts, including the expected closing date of the transactions; and (iii) other statements identified by words such as "will," "expect," "may," "believe," "propose," "anticipated," and similar words.

Forward-looking statements, which are statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of JAXB or ATBC to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Neither JAXB nor ATBC undertake to update any forward-looking statements.  In addition, JAXB and ATBC, through their senior management, may from time to time make forward-looking public statements concerning the matters described herein.  Such forward-looking statements are necessarily estimates reflecting the best judgment of such senior management based upon current information and involve a number of risks and uncertainties.

All written or oral forward-looking statements attributable to JAXB and ATBC, respectively, are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in JAXB's and ATBC's respective annual reports on Form 10-K for the year ended December 31, 2009, and otherwise in their respective subsequent SEC reports and filings.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation, the following: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; changes in the interest rate environment reducing interest margins; legislation or regulatory changes that adversely affect the business in which the combined company would be engaged; as well as the difficulties and risks inherent with entering new markets.

CONTACT: Jacksonville Bancorp, Inc., Valerie A. Kendall, Chief Financial Officer, +1-904-421-3051